Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C 1350)

Each of the undersigned officers of RREEF Property Trust, Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(i)the accompanying annual report on Form 10-K of the Company for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 14, 2024	/s/ Anne-Marie Vandenberg
Anne-Marie Vandenberg
Chief Executive Officer (Principal Executive Officer)

Date:	March 14, 2024	/s/ Eric M. Russell
Eric M. Russell
Chief Financial Officer (Principal Financial Officer)